Exhibit 99.1

iPower Inc. Announces Arrival of U.S. Packaging Production Line

and Initial Orders for Domestic Manufacturing Venture

First U.S. Production Line Delivered; Assembly and Test Run Phase to Commence,

Advancing iPower’s “Made In USA” Initiative

Rancho Cucamonga, CA – August 19, 2025 — iPower Inc. (NASDAQ: IPW), a data and technology driven e-commerce retailer and infrastructure company, today announced a key milestone in its U.S.-based manufacturing initiative. The Company’s newly acquired packaging production line has been delivered to iPower’s domestic facility ahead of schedule and is ready for immediate assembly.

“The arrival of our packaging production line represents a major step forward in building out a resilient domestic manufacturing infrastructure in the United States,” said Lawrence Tan, CEO of iPower Inc. “We now have physical production capacity arriving on-site, strong interest from prospective customers, and—importantly—confirmed purchase orders ahead of production. We are pleased with the progress to date and remain focused on building additional onshore capabilities to deliver greater value to our customers.”

The packaging production line is part of iPower’s previously announced joint venture, United Package NV LLC, formed to establish U.S.-based manufacturing capabilities for commercial packaging. This venture is a core part of iPower’s “Made-in-USA” initiative under the Company’s proprietary SuperSuite Supply Chain Platform, which aims to localize critical supply chains and strengthen long-term operating resiliency.

Assembly is expected to take approximately one week, followed by a two-to-four-week test run phase. Full-scale production is targeted to begin shortly thereafter. If this proves to be a successful model, iPower plans to expand upon it by replicating the approach across additional markets.

About United Package NV LLC

United Package NV LLC is a joint venture between iPower Inc. and Custom Cup Factory focused on building scalable, U.S.-based packaging manufacturing operations. The venture supports a “Made-in-USA” supply chain strategy and serves commercial clients across multiple industries.

About iPower Inc.

iPower Inc. is a tech and data-driven online retailer, as well as a provider of value-added e-commerce services for third-party products and brands. The Company operates a nationwide fulfillment network and is actively expanding its infrastructure across software, logistics, and manufacturing. iPower is also pursuing initiatives in digital asset strategy and blockchain integration. For more information, please visit www.meetipower.com.

Forward-Looking Statements

All statements other than statements of historical fact in this press release are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current plans, expectations and projections about iPower’s financial condition, business strategy, development, financial needs and general market conditions. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. iPower undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, or changes in its expectations, except as may be required by law. Although iPower believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and iPower cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results and performance in iPower’s Annual Report on Form 10-K and in its other SEC filings. Forward-looking statements contained herein are made only as to the date of this press release, and we assume no obligation to update or revise any forward-looking statements as a result of any new information, changed circumstances or future events or otherwise, except as required by applicable law.

Investor Contact

IPW.IR@meetipower.com